UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2021

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

License and Collaboration Agreement

On May 15, 2021, Milestone Pharmaceuticals Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License Agreement”) with Ji Xing Pharmaceuticals, Limited (“Ji Xing”), which is an entity affiliated with RTW Investments, LP, (“RTW”) a beneficial owner of approximately 14% of the Company’s common shares. Under the Agreement, the Company will grant Ji Xing exclusive development and commercialization rights to any pharmaceutical product that uses a device to deliver the Company’s proprietary calcium channel blocker known as etripamil by nasal spray for all prophylactic and therapeutic uses in humans (the “Field”) in the following territories: People’s Republic of China, including mainland China, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan (the “Territory”). Ji Xing will be responsible for development and regulatory activities in the Territory, and the Company will remain responsible for certain manufacturing activities in the Territory, subject to the Company’s and Ji Xing’s entry into a supply agreement as contemplated by the License Agreement.

The Company and Ji Xing will establish a Joint Steering Committee to review and discuss the overall strategy for the development and commercialization of the licensed products in the Field in the Territory, provide a forum for the discussion and coordination of the activities under the License Agreement, direct and oversee the operation of other joint subcommittees established pursuant to the License Agreement, and perform such other functions as expressly set forth in the License Agreement or allocated to it by the parties’ written agreement.

The Company will receive an upfront cash payment of $15 million as well as up to $107.5 million in total development and sales milestone payments. In addition, the Company will receive tiered royalty payments ranging from a percentage in the low double digits to the high double digits of Net Sales (as defined in the License Agreement) of all products sold in the Territory.

The License Agreement will remain in effect, unless terminated earlier, until the last to expire royalty term under the License Agreement. Ji Xing may terminate the License Agreement for convenience with at least one hundred eighty (180) days written notice. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations under the License Agreement, subject to cure rights. Either party may terminate the License Agreement if the other party declares bankruptcy. The Company may also terminate the License Agreement upon notice if Ji Xing or its affiliates challenges the enforceability, validity or scope of any patent rights belonging to the Company, subject to the exceptions set forth in the License Agreement. Upon termination, any license granted by the Company to Ji Xing will terminate, and all sublicenses granted by Ji Xing shall also terminate.

The License Agreement includes customary representations and warranties on behalf of the Company and Ji Xing as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The foregoing description of the material terms of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the License Agreement, the Company and affiliates of RTW (such entities, the “Purchasers”) , all of whom are accredited investors, will enter into a securities purchase agreement pursuant to which the Company will sell and issue to the Purchasers, in a private placement, pre-funded warrants to purchase up to an aggregate of 910,746 of the Company’s common shares, no par value per share, at a purchase price of $5.48 per pre-funded warrant (the “Private Placement”). The gross proceeds to the Company from the Private Placement, including proceeds from the exercise price of the warrants, are expected to be approximately $5.0 million. The Private Placement is expected to close on or about May 21, 2021.

The pre-funded warrants have an initial exercise price of $0.01 per share, subject to certain adjustments, and no expiration date. The pre-funded warrants will be exercisable immediately. A holder of the pre-funded warrant (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would beneficially own more than 9.99% of the Company’s outstanding common shares immediately after exercise, which percentage may be increased or decreased to any other percentage specified not in excess of 9.99% at the holder's election upon 61 days’ notice to the Company subject to the terms of the pre-funded warrants.

The foregoing description of the terms of the securities purchase agreement and pre-funded warrants are each qualified in their entirety by reference to the securities purchase agreement and form of pre-funded warrant, which the Company intends to file with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On May 17, 2021, the Company issued a press release announcing the License Agreement and the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: May 17, 2021